Exhibit 23(ii)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-186477 of our report dated April 3, 2013, relating to the financial statements of MEMBERS Life Insurance Company appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 12, 2013